EXHIBIT 99.1 - PRESS RELEASE


                GENELABS TECHNOLOGIES, INC. REPORTS THIRD QUARTER
                      AND NINE MONTH 2003 FINANCIAL RESULTS

REDWOOD CITY, Calif. - November 14, 2003 - Genelabs Technologies, Inc. (Nasdaq:GNLB) today reported revenues of $0.7 million and a net loss of $4.8 million, or $0.08 per share, for the quarter ended September 30, 2003. This compares to revenues of $0.8 million and a net loss of $4.3 million, or $0.08 per share, for the third quarter 2002. Revenues for the nine-month period ended September 30, 2003 were $2.2 million and the net loss was $13.3 million, or $0.23 per share, compared to revenues of $2.8 million and a net loss of $12.1 million, or $0.24 per share, for the nine-month period ended September 30, 2002.

At September 30, 2003, Genelabs had $2.7 million in cash and short-term investments. After the end of the third quarter, on October 22, 2003, Genelabs completed the sale of 23 million shares of its common stock in a public offering at a price of $1.37 per share for gross proceeds of approximately $31.5 million. Net proceeds from the offering are estimated to be approximately $29.3 million.

"We sincerely appreciate the support of our long-term shareholders and welcome the new investors who participated in our recent financing. The Genelabs team is committed to delivering on our business goals of building long-term value from our core programs. In this regard, we continue to make progress enrolling patients into our confirmatory phase III clinical trial measuring the effect of Prestara on the bone mineral density of women with lupus who are taking glucocorticoids. We have also made excellent progress in the synthesis and optimization of novel compounds targeted against the hepatitis C virus," stated Irene A. Chow, Ph.D., chairman and chief executive officer. "I look forward to providing updates as we reach key milestones in these areas."

About Genelabs

Genelabs Technologies, Inc. is a biopharmaceutical company pioneering the discovery and development of novel pharmaceutical products to improve human health. We have built drug discovery and clinical development capabilities that can support various research and development projects. We are concentrating our capabilities on developing a late-stage product for lupus and discovering novel lead compounds that selectively inhibit replication of the hepatitis C virus
(HCV). Through our drug discovery efforts we have synthesized numerous antimicrobial lead compounds, one of which has been selected for preclinical development, and are using high-throughput methods for the discovery of novel lead compounds for HCV. Our clinical development efforts are concentrated on Prestara(TM) (prasterone; Anastar(TM) in Europe) for systemic lupus erythematosus, for which we have received an approvable letter from the U.S. Food and Drug Administration and for which we have submitted a Marketing Authorization Application in Europe. For more information about Genelabs, please visit www.genelabs.com.
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NOTE: This press release contains forward-looking statements including statements regarding the progress of enrolling patients into our clinical trial of Prestara(TM) for systemic lupus erythematosus and the progress of our hepatitis C drug discovery program. These forward-looking statements are based on Genelabs' current expectations and are subject to uncertainties and risks that could cause actual results to differ materially from the statements made. Uncertainties and risks include, without limitation, the company's capital requirements and history of operating losses; whether the results of the company's clinical trials of Prestara(TM) and other supporting information will be sufficient to support the approval of Prestara(TM) by the FDA, the European Agency for Evaluation of Medicinal Products and other regulatory authorities; delays regarding the regulatory approval process including the timing and scope of approval received, if any; uncertainties and risks regarding market acceptance of Prestara(TM) as a treatment for systemic lupus erythematosus (SLE or lupus); uncertainties and risks regarding the company's ability to consummate strategic or corporate partner transactions on favorable terms or at all; the early stage of Genelabs' research programs and uncertainties associated with the preclinical development of compounds, including whether a compound will advance to preclinical testing, clinical trials, or ultimately become a product, and the uncertainty of the timing of any of these; and the validity, scope and enforceability of patents related to the company's technologies. The active ingredient in Prestara(TM) is prasterone, the synthetic equivalent of the androgenic hormone dehydroepiandrosterone (DHEA). Products containing DHEA are currently being marketed by others as dietary supplements. The company has not submitted applications for regulatory review of Prestara(TM) outside the U.S. and Europe. In addition, neither U.S. nor other regulatory authorities have made a determination as to the safety or efficacy of Prestara(TM) for SLE. Please see the information appearing in the company's filings with the Securities and Exchange Commission, including the most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, under the captions "Risk Factors," "Business Risks" and "Forward-Looking Statements" for more discussion regarding these uncertainties and risks and others associated with the company's research programs, early stage of development and other risks which may affect the company or cause actual results to differ from those included in the forward-looking statements. Genelabs does not undertake any obligation to update these forward-looking statements or risks to reflect events or circumstances after the date of this release.
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                          GENELABS TECHNOLOGIES, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                (IN THOUSANDS)

                                                         September 30,     December 31,
                                                            2003              2002
                                                         -------------     ------------
                                                         (Unaudited)
                                    ASSETS
Cash, cash equivalents and short-term investments:         $ 2,692           $ 6,570
Other current assets                                         1,055               929
Property and equipment, net                                    984             1,306
Long-term investments                                          960               960
                                                           -------           -------
                                                           $ 5,691           $ 9,765
                                                           =======           =======

                 LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)
Total liabilities                                          $ 6,402           $ 7,051
Shareholders' equity/(deficit)                                (711)            2,714
                                                           -------           -------
                                                           $ 5,691           $ 9,765
                                                           =======           =======

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                           GENELABS TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                       For the three months          For the nine months
                                               ended                        ended
                                            September 30,                September 30,
                                     -----------------------       -----------------------
                                        2003           2002           2003           2002
                                        ----           ----           ----           ----
Contract revenue                     $    698       $    774       $  2,201       $  2,796
                                     --------       --------       --------       --------
Operating expenses:
    Research and development            4,581          3,749         11,909         11,087
    General and administrative          1,091          1,301          3,971          4,235
                                     --------       --------       --------       --------
       Total operating expenses         5,672          5,050         15,880         15,322
                                     --------       --------       --------       --------
Operating loss                         (4,974)        (4,276)       (13,679)       (12,526)
Interest income, net                        4            116             35            308
                                     --------       --------       --------       --------
Loss from continuing operations        (4,970)        (4,160)       (13,644)       (12,218)
Income from discontinued
  operations of diagnostic
  subsidiary                              133           (131)           327            128
                                     --------       --------       --------       --------
Net loss                             $ (4,837)      $ (4,291)      $(13,317)      $(12,090)
                                     ========       ========       ========       ========
Loss per share from continuing
  operations                         $  (0.08)      $  (0.08)      $  (0.23)      $  (0.24)
                                     ========       ========       ========       ========
Net loss per share                   $  (0.08)      $  (0.08)      $  (0.23)      $  (0.24)
                                     ========       ========       ========       ========
Weighted average shares
  outstanding                          62,745         52,865         58,252         50,854
                                     ========       ========       ========       ========